                                                                       EXHIBIT 5

                      [Letterhead of Promus Hotel Corporation]
                                January 15, 1999

Promus Hotel Corporation
755 Crossover Lane
Memphis, Tennessee 38117

Re: 100,000 Shares of the Common Stock, $.01 Par Value Per Share of Promus Hotel Corporation, a Delaware corporation (the "Company")

Gentlemen:

    The undersigned has participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to not more than 100,000 shares of the Company's Common Stock, $.01 par value per share, ("Common Stock") which may be issued by the Company upon exercise of those certain stock options granted to Norman P. Blake, Jr. in connection with his employment with the Company (the "Options").

    For purposes of rendering the opinion expressed herein, the undersigned has examined the Company's corporate charter and all amendments thereto; the Company's bylaws and amendments thereto; and such of the Company's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of the Company officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

    Further, the undersigned is familiar with and has supervised all corporate action taken in connection with the authorization of the issuance and offering of the subject securities.

    Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is the undersigned's opinion that the shares of Common Stock to be issued by the Company upon exercise of the Options will be duly authorized and when issued by the Company in accordance therewith, such shares of Common Stock will be fully paid and nonassessable.

    The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

    The undersigned is an Officer of, and receives compensation from the Company and therefore, is not independent from the Company.

                                          Very truly yours,

                                          /s/ RALPH B. LAKE
       -------------------------------------------------------------------------
                                          Ralph B. Lake
                                          Secretary and General Counsel